Exhibit 32.2

Certification Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Financial Officer of ASGN Incorporated (the "Company"), hereby certifies that, to his knowledge on the date hereof:

(a) the Annual Report on Form 10-K of the Company for the period ended December 31, 2021 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2022	/s/ Edward L. Pierce
Edward L. Pierce
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)